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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                September 6, 2000


                              LTC HEALTHCARE, INC.
               (Exact Name of Registrant as specified in Charter)


          Nevada                      1-14151                 91-1895305
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)



                300 ESPLANADE DRIVE, SUITE 1860, OXNARD, CA 93030
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                (805) 981-8655
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



           -----------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

         On September 6, 2000 the Registrant entered into a Stock Purchase Agreement with LTC Properties, Inc., a Maryland corporation ("LTC"), pursuant to which, among other things, the Registrant sold 1,000 shares of common stock (the "Coronado Shares") of Coronado Corporation, a Delaware corporation ("Coronado"), and 1,000 shares of common stock (the "Park Villa Shares") of Park Villa Corporation, a Delaware corporation ("Park Villa"). The Coronado Shares and the Park Villa Shares represent 100% of the outstanding stock of each corporation. The purchase price of the Coronado Shares was $10,000,000 and the purchase price of the Park Villa Shares was $9,200,000. The Registrant believes that such amounts reflect the fair market value of the Coronado Shares and Park Villa Shares as supported by current appraisals of the properties owned by each corporation.

         Coronado owns the Coronado Care Center, a 38,400 square foot facility situated on approximately 2.9 acres in Phoenix, Arizona. The facility was constructed in 1985 and expanded in 1992. The facility contains 193 beds and is leased to Sunrise Healthcare Corporation ("Sunrise"), a wholly owned subsidiary of the Sun Healthcare Group, Inc. pursuant to a "triple net" lease. Prior to its sale by the Registrant the property was subject to a $7,421,864 mortgage in favor of LTC.

         Park Villa owns the Park Villa Convalescent Center, a 64,100 square foot facility situated on approximately 2.3 acres in Tucson, Arizona. The facility was constructed in 1985 and contains 200 beds. The facility is leased to Sunrise pursuant to a "triple net" lease. Prior to its sale by the Registrant the property was subject to a $6,274,591 mortgage in favor of LTC.

         The Registrant used the proceeds from the sale of the Coronado Shares and the Park Villa Shares to repay indebtedness to LTC secured by the Coronado Care Center and the Park Villa Convalescent Center and to pay other amounts owed to LTC.

         LTC, the purchaser of the Coronado Shares and the Park Villa Shares, was formerly the owner of approximately 99% of the common stock of the Registrant. In September 1998 such shares were distributed to the holders of LTC's common stock, Series C Preferred Stock and certain convertible debentures. For additional information on the distribution of the Registrant's common stock by LTC see the Registrant's Form 10-K for the fiscal year ended December 31, 1999. The Registrant believes that LTC now owns 207,900 shares of the Registrant's common stock (representing approximately 9.9% of the Registrant's common stock). The Registrant owns 194,100 shares of LTC common stock (representing approximately 0.8% of the outstanding common stock of LTC). In addition, LTC has provided the Registrant with a $20 million unsecured line of credit and has made other loans to the Registrant which are secured by real property owned by the Registrant or its subsidiaries. As of July 31, 2000, the Registrant owed LTC $20 million under this unsecured line of credit. The Registrant operates 28 facilities owned by LTC.

         In addition, Andre Dimitriadis serves as Director, Chairman of the Board and Chief Executive Officer of the Registrant and LTC. Wendy Simpson serves as Executive Vice President and Chief Financial Officer of the Registrant and Vice Chairman and Chief Financial Officer of LTC. James Pieczynski serves as Director and Chief Strategic Planning Officer of the Registrant and of LTC. Christopher Ishikawa serves as Executive Vice President and Chief Operating Officer of the Registrant and Senior Vice President and Chief Investment Officer of LTC. Julia Kopta serves as Senior Vice President, General Counsel and Secretary of the Registrant and of LTC.


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ITEM 7. EXHIBITS


        EXHIBIT NUMBER                DESCRIPTION OF DOCUMENT
        --------------                -----------------------
             99.1                     Stock Purchase Agreement dated as of September 6, 2000 between the
                                      Registrant and LTC.

             99.2                     Registrant's Pro Forma Balance Sheet as of December 31, 1999, Pro Forma
                                      Statements of Operations for the Year ended December 31, 1999 and the Six
                                      Months ended June 30, 2000





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 20, 2000              LTC HEALTHCARE, INC., a Nevada corporation
                                      (Registrant)


                                      By: /s/ Andre C. Dimitriadis
                                          -------------------------------------
                                          Andre C. Dimitriadis
                                          Director, Chairman and
                                          Chief Executive Officer



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